15 Warren Street, Suite 25
Hackensack, NJ 07601
(201) 342-342-7753
Fax: (201) 342-7598
E-mail: paritz@paritz.com

Paritz & Company, P.A.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
BioZone Pharmaceuticals, Inc.
550 Sylvan Avenue, Suite 101
Englewood Cliffs, NJ   07632

Gentlemen:

We consent to the use in this Amendment No. 6 to the Registration Statement on Form S-1 of our report dated April 12, 2012, relating to the consolidated financial statements of BioZone Pharmaceuticals, Inc. for the years ended December 31, 2011 and 2010, which appears in such registration statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz and Company P.A.

Paritz & Company, P.A.
Hackensack, New Jersey
January 31, 2013